As filed with the Securities and Exchange Commission on March 10, 2016

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Sunstone Hotel Investors, Inc.

(Exact name of registrant as specified in its charter)

Maryland	20-1296886

(State of incorporation or organization)	(I.R.S. Employer Identification no.)

120 Vantis, Suite 350 Aliso Viejo, California	92656

(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
6.950% Series E Cumulative Redeemable Preferred Stock, par value $0.01 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box ☐

Securities Act registration statement file number to which this form relates: 333-193311.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered.

Sunstone Hotel Investors, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its 6.950% series E cumulative redeemable preferred stock, par value $0.01 per share (the “Series E Preferred Stock”), to be registered hereunder set forth under the heading “Description of the Series E Preferred Stock” in the Registrant’s prospectus supplement, dated March 4, 2016, forming part of its Registration Statement on Form S-3 (File No. 333-193311), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended, on January 10, 2014, which was effective upon filing with the SEC, covering the offer and sale of shares of the class of the securities to be registered hereby. The Series E Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits.

The documents listed below are filed as exhibits to this registration statement:

Exhibit Number	Description

3.1

Articles of Amendment and Restatement of Sunstone Hotel Investors, Inc. (incorporated by reference to Exhibit 3.1 to the registration statement on Form S-11/A of (File No. 333-117141), filed by Sunstone Hotel Investors, Inc. on October 20, 2004).

3.2	Amended and Restated Bylaws of Sunstone Hotel Investors, Inc. (incorporated by reference to Exhibit 3.1 to Form 10-Q, filed by Sunstone Hotel Investors, Inc. on August 5, 2008).

3.3

First Amendment to the Amended and Restated Bylaws of Sunstone Hotel Investors, Inc., effective as of March 19, 2012 (incorporated by reference to Exhibit 3.1 to Form 8-K, filed by Sunstone Hotel Investors, Inc. on March 22, 2012).

3.4

Second Amendment to the Amended and Restated Bylaws of Sunstone Hotel Investors, Inc., effective as of February 13, 2015 (incorporated by reference to Exhibit 3.4 to Form 10-K, filed by Sunstone Hotel Investors, Inc. on February 19, 2015).

3.5*	Articles Supplementary designating the Series E Preferred Stock of Sunstone Hotel Investors, Inc.

4.1*	Form of Specimen Certificate of Series E Preferred Stock of Sunstone Hotel Investors, Inc.

*       Filed herewith

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Sunstone Hotel Investors, Inc.

Date: March 10, 2016	By:	/s/ BRYAN A. GIGLIA

	Name:	Bryan A. Giglia

	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1

Articles of Amendment and Restatement of Sunstone Hotel Investors, Inc. (incorporated by reference to Exhibit 3.1 to the registration statement on Form S-11/A of (File No. 333-117141), filed by Sunstone Hotel Investors, Inc. on October 20, 2004).

3.2	Amended and Restated Bylaws of Sunstone Hotel Investors, Inc. (incorporated by reference to Exhibit 3.1 to Form 10-Q, filed by Sunstone Hotel Investors, Inc. on August 5, 2008).

3.3

First Amendment to the Amended and Restated Bylaws of Sunstone Hotel Investors, Inc., effective as of March 19, 2012 (incorporated by reference to Exhibit 3.1 to Form 8-K, filed by Sunstone Hotel Investors, Inc. on March 22, 2012).

3.4

Second Amendment to the Amended and Restated Bylaws of Sunstone Hotel Investors, Inc., effective as of February 13, 2015 (incorporated by reference to Exhibit 3.4 to Form 10-K, filed by Sunstone Hotel Investors, Inc. on February 19, 2015).

3.5*	Articles Supplementary designating the Series E Preferred Stock of Sunstone Hotel Investors, Inc.

4.1*	Form of Specimen Certificate of Series E Preferred Stock of Sunstone Hotel Investors, Inc.

*       Filed herewith